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                                                                   Exhibit 10(c)

            FIRST AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT

         FIRST AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of October 31, 1997, among Kitty Hawk Funding Corporation (the "Company"), Sensor SPC Inc., as transferor (the "Transferor"), Sensormatic Electronics Corporation, individually and as collection agent (the "Collection Agent") and NationsBank, N.A., as agent (the "Agent") and bank investor (the "Bank Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Transferor, the Collection Agent, the Agent and the Bank Investor have entered into the Transfer and Administration Agreement, dated as of June 27, 1997 (as heretofore amended, the "Agreement");

         WHEREAS, the Transferor and the Collection Agent have requested that the Agreement be amended in the manner set forth below; and

         WHEREAS, the Company, the Agent and the Bank Investor have agreed, subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:

         1. Definitions. Terms used but not defined herein shall have the meaning assigned thereto in the Agreement.

         2. Amendments of Agreement. The Agreement shall be and is hereby amended, as of the Effective Date (as hereinafter defined), as follows:

    a. In Section 1.1 of the Agreement, the definition of "Reports" is amended to read in its entirety as follows:

                  "Reports" means the Seller's (i) Forms 10-K for the fiscal years ended, respectively, June 30, 1996 and June 30, 1997, and (ii) Forms 10-Q for the quarterly periods ended, respectively, September 30, 1996, December 31, 1996 and March 31, 1997.

    b. Section 1.1 of the Agreement is further amended by inserting the following new definition in the proper alphabetical order:

                  "Class Action Settlement" means the settlement or any proposed settlement of the shareholders' class actions filed in 1995 and consolidated before




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                  the Hon. William Zloch, United States District Judge for the
                  United States District Court for the Southern District of Florida.

         c. Section 3.4(e) of the Agreement is hereby amended to read in its entirety as follows:

                  (e) No Actions; Suits. Except for (i) the proceedings described in the Reports (other than those that are subject to the Class Action Settlement), as to which the ultimate outcome, and whether or not such matters could reasonably be expected to have a Material Adverse Effect, are not now known (or, if the outcome is known, such outcome could not reasonably be expected to have a Material Adverse Effect), and any other actions, suits or proceedings based primarily on allegations similar to those contained in such proceedings disclosed in such Reports, and (ii) the proceedings that are subject to the Class Action Settlement, the outcome of which the Collection Agent believes will not have a Material Adverse Effect, there are no actions, suits or proceedings pending or, to the Collection Agent's knowledge, threatened against or affecting the Collection Agent or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  3. Representations and Warranties. In order to induce the Company, the Agent and the Bank Investor to enter into this Amendment, the Transferor and the Collection Agent each makes the following representations and warranties (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof, after giving effect to the amendments set forth herein and in the amendment of even date herewith to the Receivables Purchase Agreement (the "RPA Amendment"):

                  (a) The Transferor and the Collection Agent each restates and repeats (as of the date hereof, other than any such representations or warranty which is made as of a specific earlier date) each of the representations and warranties made by it contained in the Agreement, as amended by this Amendment.

                  (b) There has occurred and is continuing no Termination Event or Potential Termination Event.

                  4. Effective Date. This Amendment shall become effective as of October 31, 1997 (the "Effective Date") when the Agent shall have received a counterpart of this Amendment, duly executed and delivered by each of the parties hereto.

                  5. Counterparts. This Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same amendment.



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                  6. Agreement and all other Related Agreements in Full Force and Effect; Confirmation of Collateral. Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of each of each related agreement shall remain in full force and effect from and after the date hereof. The Transferor and the Collection Agent each hereby confirms and agrees that all collateral security and all ownership interests granted by the Transferor in connection with the Agreement remains in full force and effect after giving effect to this Amendment.

                  7. References to Agreement. From and after the Effective Date,
(a) all references in the Agreement to "this Agreement", "hereof", "herein" or similar terms, (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, and
(c) all references to the Agreement, shall mean and refer to the Agreement as amended by this Amendment.













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                  IN WITNESS WHEREOF, the Company, the Transferor, the
Collection Agent, the Agent and the Bank Investor have caused this Amendment to be duly executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                      KITTY HAWK FUNDING
                                         CORPORATION, as Company


                                      By
                                          --------------------------------
                                          Title:

                                      SENSOR SPC INC., as Transferor


                                      By
                                          --------------------------------
                                          Title:


                                      SENSORMATIC ELECTRONICS
                                         CORPORATION, as Collection Agent


                                      By
                                          --------------------------------
                                          Title:


                                      NATIONSBANK, N.A., as Agent and as a
                                         Bank Investor


                                      By
                                          --------------------------------
                                          Title:







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